Exhibit 99.(d)(1)(a)

EXHIBIT A*

INVESTMENT ADVISORY AGREEMENT

BETWEEN

ABERDEEN ASSET MANAGEMENT INC. AND ABERDEEN FUNDS

Fund	Assets	Investment Advisory Fee
Aberdeen Tax-Free Income Fund	$0 up to $250 million	0.425%
	$250 million up to $1 billion	0.375%
	$1 billion and more	0.355%
Aberdeen Small Cap Fund	up to $100 million	0.95%
	$100 million or more	0.80%
Aberdeen Global Natural Resources Fund	$0 up to $500 million	0.70%
	$500 million up to $2 billion	0.65%
	$2 billion and more	0.60%
Aberdeen U.S. Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.80%
	$2 billion and more	0.75%
Aberdeen Equity Long-Short Fund***	$0 up to $1 billion	1.15%
	$1 billion and more	1.00%
Aberdeen China Opportunities Fund	$0 up to $500 million	1.25%
	$500 million up to $2 billion	1.20%
	$2 billion and more	1.15%
Aberdeen Optimal Allocations Funds:	All Assets	0.15%
Growth Fund
Moderate Growth Fund
Moderate Fund
Specialty Fund
Defensive Fund
Aberdeen Emerging Markets Fund	$0 up to $500 million	1.05%
	$500 million up to $2 billion	1.00%
	$2 billion and more	0.95%
Aberdeen International Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%
Aberdeen Global Equity Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%
Aberdeen Global Financial Services Fund	$0 up to $500 million	0.90%
	$500 million up to $2 billion	0.85%
	$2 billion and more	0.80%

Fund	Assets	Investment Advisory Fee
Aberdeen Core Fixed Income Fund	$0 up to $2 billion	0.30%
	$2 billion up to $5 billion	0.275%
	$5 billion or more	0.25%
Aberdeen Core Plus Income Fund	$0 up to $500 million	0.325%
	$500 million up to $1 billion	0.305%
	$1 billion up to $5 billion	0.285%
	$5 billion and more	0.255%
Aberdeen Asia Bond Institutional Fund	All Assets	0.50%
Aberdeen Global Fixed Income Fund**	$0 up to $500 million	0.60%
	$500 million up to $1 billion	0.55%
	$1 billion and more	0.50%
Aberdeen Global Small Cap Fund**	$0 up to $100 million	1.25%
	$100 million and more	1.00%
Aberdeen International Equity Institutional Fund	All Assets	0.80%
Aberdeen Emerging Markets Institutional Fund	All Assets	0.90%
Aberdeen Asia-Pacific (ex-Japan) Equity Institutional Fund	All Assets	1.00%
Aberdeen Global High Yield Bond Fund	$0 up to $500 million	0.65%
	$500 million and more	0.60%
Aberdeen Emerging Markets Debt Local Currency Fund	$0 up to $500 million	0.80%
	$500 million and more	0.75%
Aberdeen Ultra-Short Duration Bond Fund	All Assets	0.20%
Aberdeen Asia-Pacific Smaller Companies Fund	$0 up to $500 million	1.30%
	$500 million up to $2 billion	1.25%
	$2 billion and more	1.15%
Aberdeen U.S. Equity I Fund	$0 up to $500 million	0.75%
	$500 million up to $2 billion	0.70%
	$2 billion and more	0.65%
Aberdeen U.S. Equity II Fund	$0 up to $500 million	0.75%
	$500 million up to $2 billion	0.70%
	$2 billion and more	0.65%

*	As most recently approved at the [June 2011] Board Meeting.
**	Rates effective as of July 1, 2010.
***	Rates effective as of February 28, 2011.